Calculation of Filing Fee Tables
S-8
Wheels Up Experience Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.0001 par value per share	Other	3,750,000	$ 7.26	$ 27,225,000.00	0.0001381	$ 3,759.77
Total Offering Amounts:						$ 27,225,000.00		$ 3,759.77
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,759.77
Offering Note
[1]	(1) The shares of the Registrant's Class A common stock, $0.0001 par value per share ("Common Stock"), registered hereby represent an increase to the number of shares of Common Stock issuable under the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023, and as amended by Amendment No. 1 thereto, dated as of April 15, 2024, as further amended by Amendment No. 2 thereto, dated as of March 26, 2025, and as further amended by Amendment No. 3 thereto, dated as of March 31, 2026, which was approved by the Registrant's stockholders at the Registrant's 2026 annual meeting of stockholders held on June 9, 2026. In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, reverse stock splits, stock dividends or similar transactions with respect to the shares being registered. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act based on the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on June 9, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources